Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Removes HK Engine Components As Held-For-Sale

MASSILLON, OHIO, December 19, 2011 – MISCOR Group, Ltd. (MIGL)(“the Company”), a provider of outsourced maintenance and electro-mechanical repair and complementary services for a diverse range of industries, has announced that it’s Board of Directors has voted to change its classification of HK Engine Components, LLC (“HKEC”) from held-for-sale to held-and-used. Accordingly, for the year ended December 31, 2011, the operating results of HKEC will be classified in the continuing operations of the Company.

In 2009, the Company implemented a profit improvement and restructuring plan that included reclassifying HKEC as held-for-sale. During 2010 and for the first three quarters of 2011, HKEC was recorded as held-for-sale. Due to the favorable results from our ongoing profit improvement plan and restructuring activities, management assessed the classification of HKEC and found it to be in the Company’s best interest to forego selling HKEC at this time and reclassify the operations of HKEC into continuing operations. As a result of this assessment, assets with a carrying value of $3,015,000 for HKEC will be reclassified from assets held–for-sale to held-and-used (included in assets held-for-sale on the October 2, 2010 Condensed Consolidated Balance Sheets). As a result of this conversion, the Company will incur a one-time charge of approximately $364,000 during the 4th quarter 2011. This one-time charge is to catch up for depreciation appropriately not recorded while HKEC was classified as held for sale.

“We do see significant value in HKEC and believe we would not have obtained the appropriate value for this business had we sold it today with the current market conditions,” remarked Michael P. Moore, President and CEO of MISCOR Group. “We continue to look forward to extending our relationship with the customers of HKEC, and management and staff of HKEC.”

About MISCOR Group, Ltd.

Massillon, Ohio-based MISCOR Group, Ltd. (MIGL.PK) provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric utilities, wind power, transportation, chemical, oil, pulp and paper, metal manufacturing and forming, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing of power assemblies, engine parts, and other components related to large diesel engines.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company’s future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT:

Trisha Abbruzzi

MISCOR Group, Ltd.

(330) 830-3526 tabbruzzi@miscor.com